NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

MARIMED INC.

CONVERTIBLE DEBENTURE

Principal Amount: $5,000,000.00
Issuance Date: October 17, 2018
Debenture Number: MRMD-1

FOR VALUE RECEIVED, MARIMED INC., a Delaware corporation (the "Company"), hereby promise to pay to the order of **YA II PN, LTD.**, or its registered assigns (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined herein), any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon a Repayment Date, the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this "Debenture") was issued pursuant to the Securities Purchase Agreement of even date herewith, (the "Securities Purchase Agreement") between the Company and the Holder. Certain capitalized terms used herein are defined in Section 17.

(1) GENERAL TERMS

(a) Maturity Date. The "Maturity Date" shall be October 17, 2020, as may be extended at the option of the Holder.

(b) Interest Rate. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to 6% ("Interest Rate"), *provided* that if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, interest shall accrue on the outstanding principal balance hereof at an annual rate equal to 18%

("Default Interest Rate"). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(2) EVENTS OF DEFAULT.

(a) An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company's failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due and payable under this Debenture;

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which, in all of such cases, remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the Company is contesting such obligations in good faith;

(iv) The Common Stock ceases to be quoted or listed for trading, fail to have a bid price or VWAP, or fail to maintain a trading market on any Primary Market, for a period of 5 consecutive Trading Days;

(v) The Company's (A) failure to cure a Conversion Failure by delivery of (I) the required number of shares of Common Stock or (II) the Buy-In Price within fifteen (15) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures;

(vi) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within 3 Business Days after such payment is due; or

(vii) The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(vi) hereof) or any Transaction Document (as defined in Section (17)) which is not cured within the time prescribed.

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing and has not been cured within the time prescribed, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Debenture (subject to the beneficial ownership limitations set out in Section 4(c)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3) REDEMPTION

(a) Company's Optional Cash Redemption. The Company, at its option, shall have the right to redeem the outstanding Principal amount, or a portion thereof, and accrued and unpaid interest as set forth herein. The Issuer shall pay an amount equal to the Principal portion of the amount being redeemed plus the applicable Redemption Premium, together with all accrued and unpaid Interest. In order to make a redemption pursuant to this Section 3(a), the Company shall first provide 20 Trading Days (the "Notice Period") advance written notice to the Holder of its intention to make a redemption (the "Redemption Notice"); it being understood that the Holder may affect one or more conversions of any amounts outstanding under this Debenture during such Notice Period. On the 21st Trading Day after receipt of the Redemption Notice, the

Company shall deliver to the Holder the redemption amount provided for in the Redemption Notice in cash (less any amount as which is subject to Conversion, as provided for in any Conversion Notice served by the Holder during the notice period). Any partial redemptions made in accordance with this Section 3(a) shall be applied towards the accrued and unpaid interest first.

(4) CONVERSION OF DEBENTURE. This Debenture shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 4.

(a) Conversion Right. Subject to the provisions of Section 4(c) below, at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Principal and accrued Interest (the "Conversion Amount") into fully paid and nonassessable shares of Common Stock in accordance with Section 4(b) and 4(c), at the applicable Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount shall be determined by dividing (x) such Conversion Amount by (y) the applicable Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

"Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination shall be 80% of the arithmetic average of the daily VWAPs during the 10 consecutive Trading Days immediately preceding the Conversion Date or other date of determination.

(b) Mechanics of Conversion.

(i) To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3)

Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Company's Failure to Timely Convert. If within five (5) Trading Days after the Company's receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within five (5) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Principal amount and all accrued and unpaid Interest represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture hereunder to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof,

the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver. To clarify, unless the Conversion Notice requests a number of shares of Common Stock in excess of 4.99% of the outstanding number of shares of Common Stock, the Company may follow the instructions of Holder contained in the Conversion Notice without liability.

(ii) Conversion Limitations. Except as otherwise agreed by the Company, the Holder agrees to limit the conversion of the Convertible Debenture as follows: (a) $1,100,000 per monthly period at a conversion price of less than $3.00 per share, and (b) $1,500,000 per monthly period at a conversion price of between $3.00 and $4.50 per share. No conversion limit shall apply at conversion prices in excess of $4.50 per share or after any Event of Default has occurred.

(d) Other Provisions.

(i) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Debenture; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement.

(ii) All calculations under this Section 4 shall be rounded to the nearest $0.0001 or whole share.

(iii) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in this Debenture or in the Transaction Documents) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(iv) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(5) Change of Control Conversion.

(a) In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Change of Control Transaction or a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder's option, (i) in addition to the shares of Common Stock receivable upon such conversion, as adjusted for the terms of the Corporate Event, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture

(b) Neither the Company, nor any subsidiary of the Company, shall be a party to any Change of Control Transaction unless, at least ten (10) days prior to the consummation of such Change of Control Transaction, but not prior to the public announcement of such Change of Control Transaction, the Company shall deliver written notice thereof to the Holder (a "Change of Control Notice"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control Transaction, the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Principal amount the Holder is electing to redeem. The portion of this Debenture subject to redemption pursuant to this Section 5(f) shall be redeemed by the Company in cash at a price equal to the Principal amount being redeemed, plus applicable Redemption Premium, plus the amount of any accrued but unpaid Interest on this Debenture.

(6) REISSUANCE OF THIS DEBENTURE.

(a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 6(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 6(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 4(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 6(d)) representing the outstanding Principal.

(c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 6(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 6(a) or Section 6(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	Marimed Inc. 26 Ossipee Road, Suite 201 Newton, MA 02464 Attention: Telephone: Email:
With Copy to:	Feder Kaszovitz LLP 845 Third Avenue, 11th Floor New York, NY 10022 Attention: Irving Rothstein, Esq. Telephone: 212-888-8200 Email: irothstein@fedkas.com
If to the Holder:	YA II PN, Ltd c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Troy J. Rillo Telephone: 201-985-8300 Email: trillo@yorkvilleadvisors.com legal@yorkvilleadvisors.com

or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's computer containing the time, date, recipient's electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company.

(9) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(10) No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Without the Holder's consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Company under this Debenture.

(11) TO INDUCE HOLDER TO PURCHASE THIS CONVERTIBLE DEBENTURE, THE COMPANY IRREVOCABLY AGREES THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER TRANSACTION DOCUMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE COURTS SITTING IN UNION COUNTY, NEW JERSEY AND THE FEDERAL COURTS SITTING IN NEWARK, NEW JERSEY; *PROVIDED, HOWEVER*, HOLDER MAY, AT ITS SOLE OPTION, ELECT TO BRING ANY ACTION IN ANY OTHER JURISDICTION. THIS PROVISION IS INTENDED TO BE A "MANDATORY" FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH NEW JERSEY LAW. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

(12) If the Company fails to materially comply with the material terms of this Debenture, then, unless otherwise determined by the Court, the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder's rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder

(13) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(14) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(15) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(16) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

(17) CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a) "Bloomberg" means Bloomberg Financial Markets.

(b) "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(c) "Change of Control Transaction" means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the

Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(d) "Commission" means the Securities and Exchange Commission.

(e) "Common Stock" means the common stock, par value $0.001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(g) "Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

(h) "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(i) "Primary Market" means any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTC QB, and any successor to any of the foregoing markets or exchanges.

(j) "Redemption Premium" means 10%.

(k) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(l) "Trading Day" means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(m) "Transaction Document(s)" shall have the meaning set forth in the Securities Purchase Agreement.

(n) "Underlying Shares" means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(o) "VWAP" means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its "Historical Prices – Px Table with Market: Weighted Ave function selected, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

MARIMED INC.

By: ____________________
Name: Jon R. Levine
Title: CFO

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: MARIMED INC.

Via Email: [_________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. [_______] into Shares of Common Stock of **MARIMED INC.** according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Applicable Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature: ______________________________

Name: ______________________________

Title: ______________________________

Broker DTC Participant Code:

Account Number: